Exhibit 99.2
Certain Unaudited Pro Forma Financial Information
Background Information
Article 11 of Regulation S-X requires the filing of pro forma financial information upon the occurrence of a business combination that is accounted for as a “purchase,” and the term “purchase” includes an interest accounted for under the equity method of accounting. The acquisition by Leucadia National Corporation (the “Company”) of common stock of Jefferies Group, Inc. (“Jefferies”) is deemed to be significant because the Company’s percentage share (based on its approximate 30.0% equity ownership) of Jefferies’ historical income from continuing operations before income taxes for Jefferies’ most recent fiscal year is greater than 20% of the Company’s historical pre-tax results from continuing operations for the Company’s most recent fiscal year. However, as described below, the Company will not apply the equity method of accounting for its investment in Jefferies.
In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are to be reported in the Company’s consolidated statement of operations. SFAS 159 is effective for fiscal years beginning after November 15, 2007 (the Company was required to adopt SFAS 159 on January 1, 2008), with earlier adoption permitted subject to certain conditions. The Company did not elect to adopt the provisions of SFAS 159 prior to January 1, 2008.
The Company’s investment in Jefferies is one of the eligible items which can be measured at fair value under SFAS 159. As permitted under SFAS 159, the Company elected to account for its investment in Jefferies at fair value rather than under the equity method of accounting, and the pro forma financial information discussed below reflects that election. The Jefferies pro forma adjustments show the change to the Company’s results from continuing operations assuming it had acquired the same number of Jefferies common shares as of the beginning of each period presented, at the market prices at such times, rather than at the prices on the actual acquisition dates. The Company’s acquisitions of Jefferies common shares are as follows:

Period acquired	Shares Acquired	Acquisition Cost
First quarter 2008	4,265,800	$74,226,000
April 2008, in exchange for Company common shares	26,585,310	398,248,000
Second quarter 2008 market purchases through May 27, 2008	17,734,275	321,884,000

Totals	48,585,385	$794,358,000

On April 9, 2008, the Company filed on Form 8-K/A certain pro forma financial information related to its acquisition of 29,336,440 common shares of AmeriCredit Corp. (“ACF”), representing approximately 25.6% of the ACF common shares, for aggregate cash consideration of $373,914,000 (the “ACF Form 8-K”). Although the ACF acquisition is not the subject of this Report, Article 11 of Regulation S-X requires the Company to include the effect of previously reported pro forma adjustments with this amended Current Report. As more fully described in the ACF Form 8-K, the Company similarly elected to account for its investment in ACF at fair value pursuant to SFAS 159, and the pro forma financial information contained herein reflects that election. The ACF pro forma adjustments show the change to the Company’s results from continuing operations assuming it had acquired the same number of ACF common shares as of the beginning of each period presented, at the market prices at such times, rather than at the prices on the actual acquisition dates.
Unaudited Pro Forma Financial Information for the Year Ended December 31, 2007
The Jefferies pro forma adjustment is based on the change in the market price of Jefferies common stock from January 1, 2007 to December 31, 2007. As of December 31, 2006, the most recent closing price for Jefferies common stock was $26.82 per share (at December 29, 2006), and as of December 31, 2007 the closing price was $23.05 per share, representing a historical decline in fair value of $3.77 per share. Assuming the Company acquired the shares of Jefferies common stock on January 1, 2007 at a price of $26.82 per share (versus the Company’s actual average acquisition cost per share of $16.19 per share), and multiplying the decline in historical fair value during 2007 by the number of Jefferies shares acquired results in a Jefferies pro forma pre-tax loss adjustment of $183,167,000 ($116,525,000 after tax).
As of December 31, 2006, the most recent closing price for ACF common stock was $25.17 per share (at December 29, 2006), and as of December 31, 2007 the closing price was $12.79 per share, representing a historical decline in fair value of $12.38 per share. Assuming the Company acquired the shares of ACF common stock on January 1, 2007 at a price of $25.17 per share (versus the Company’s actual average acquisition cost per share of $12.75 per share), and multiplying the decline in historical fair value during 2007 by the number of ACF shares acquired results in an ACF pro forma pre-tax loss adjustment of $363,185,000 ($231,048,000 after tax).
The pro forma loss adjustments would have been reported in the caption “Equity in income (losses) of associated companies, net of taxes.” Pro forma income from continuing operations for the year ended December 31, 2007, assuming the Jefferies and ACF shares were acquired on January 1, 2007, would be:

Income from continuing operations, as reported	$480,808,000
Jefferies pro forma adjustment, net of tax	(116,525,000)
ACF pro forma adjustment, net of tax	(231,048,000)

Pro forma income from continuing operations	$133,235,000

Assuming the 10,000,000 common shares of the Company that were issued to Jefferies were outstanding on January 1, 2007, pro forma basic and diluted earnings per share from continuing operations would each have been $.58 for the year ended December 31, 2007. Historical basic and diluted earnings per share from continuing operations were $2.20 and $2.09, respectively, for the year ended December 31, 2007.
Unaudited Pro Forma Financial Information for the Three Month Period Ended March 31, 2008
The Jefferies pro forma adjustment is based on the change in the market price of Jefferies common stock from January 1, 2008 to March 31, 2008. As of December 31, 2007, the closing price for Jefferies common stock was $23.05 per share, and as of March 31, 2008 the closing price was $16.13 per share, representing a historical decline in fair value of $6.92 per share. Assuming the Company acquired the shares of Jefferies common stock on January 1, 2008 at a price of $23.05 per share (versus the Company’s actual average acquisition cost per share of $16.19 per share), and multiplying the decline in historical fair value during 2008 by the number of Jefferies shares acquired results in a Jefferies pro forma pre-tax loss adjustment of $336,211,000 ($213,887,000 after tax).
As of December 31, 2007, the closing price for ACF common stock was $12.79 per share, and as of March 31, 2008 the closing price was $10.07 per share, representing a historical decline in fair value of $2.72 per share. Assuming the Company acquired the shares of ACF common stock on January 1, 2008 at a price of $12.79 per share (versus the Company’s actual average acquisition cost per share of $12.75 per share), and multiplying the decline in historical fair value during 2008 by the number of ACF shares acquired, the Company would record pro forma pre-tax loss of $79,795,000 related to ACF. However, since the Company recorded an actual pre-tax loss on the ACF common shares during the first quarter of 2008 of $78,496,000 pursuant to SFAS 159, the pro forma adjustment is only to the extent of the incremental loss on a pro forma basis. The excess of the pro forma loss over the actual loss results in an ACF pro forma loss adjustment of $1,299,000 ($827,000 after tax).
The pro forma loss adjustments would have been reported in the caption “Income (loss) related to associated companies, net of taxes.” Pro forma loss from continuing operations for the three month period ended March 31, 2008, assuming the Jefferies and ACF shares were acquired on January 1, 2008, would be:

Loss from continuing operations, as reported	$(95,824,000)
Jefferies pro forma adjustment, net of tax	(213,887,000)
ACF pro forma adjustment, net of tax	(827,000)

Pro forma loss from continuing operations	$(310,538,000)

Assuming the 10,000,000 common shares of the Company that were issued to Jefferies were outstanding on January 1, 2008, pro forma basic and diluted loss per share from continuing operations each would have been $1.34 for the three month period ended March 31, 2008. Historical basic and diluted loss per share from continuing operations each were $.43 for the three month period ended March 31, 2008.
The Company does not believe that the pro forma adjustments to income (loss) from continuing operations realistically reflect what results of operations would have been because it assumes that the Company’s acquisition cost for both the Jefferies and ACF common shares was substantially higher than its actual cost. For example, if the Company had to record the ACF pro forma loss adjustment, the cost of its investment in the ACF common shares would have been written down to $10,729,000 as of December 31, 2007, even though the shares owned by the Company would have had a fair value of $375,213,000 on that date.
Pro Forma Information to the March 31, 2008 Consolidated Balance Sheet
Pro forma adjustments to the Company’s March 31, 2008 consolidated balance sheet are reflected below for the Jefferies acquisition. Since the ACF acquisition was fully reflected in the Company’s historical consolidated March 31, 2008 balance sheet, no ACF pro forma adjustments are necessary.

			Investments in
	Cash and Cash	Non-current	Associated	Stockholders’
	Equivalents	Investments	Companies	Equity
Historical at March 31, 2008	$258,092,000	$2,877,777,000	$1,729,445,000	$5,347,500,000
Jefferies common shares owned as of March 31, 2008 (a)		(68,807,000)	68,807,000
Acquisition of Jefferies common shares from Jefferies (b)	100,021,000		398,248,000	498,269,000
Acquisition of Jefferies common shares in open market purchases (c)	(321,884,000)		321,884,000

Pro forma at March 31, 2008	$36,229,000	$2,808,970,000	$2,518,384,000	$5,845,769,000

(a)	Reclassifies the fair value of the Jefferies common shares owned at March 31, 2008 from non-current investments to investments in associated companies.

(b)	Represents the 26,585,310 Jefferies common shares and cash received in exchange for 10,000,000 common shares of the Company. The cost of the Jefferies common shares is based on the closing price of Jefferies common stock on April 18, 2008, the last trading date prior to the acquisition.

(c)	Represents the cost of the Jefferies common shares acquired in open market purchases for cash during the second quarter of 2008.

The Company will not restate its consolidated financial statements for any pro forma period. The unaudited pro forma financial information discussed above should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2008, and the historical consolidated financial statements and notes thereto of Jefferies contained in this Current Report on Form 8-K/A and in the Company’s Current Report filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2008 and of ACF contained in the Company’s Current Report on Form 8-K/A filed with the SEC on April 9, 2008. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of actual results had the acquisitions occurred as of January 1, 2007 or January 1, 2008, nor do they purport to represent results of future operations.